UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 17, 2006

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 17, 2006, Richard P. McKenney resigned his position as Senior Vice President – Chief Financial Officer (Principal Financial Officer) of Genworth Financial, Inc. (the “Corporation”) effective as of the open of business August 24, 2006. Mr. McKenney is leaving the Corporation to join Sun Life Financial Inc. in Toronto, Canada.

Victor C. Moses, age 58, was appointed Acting Chief Financial Officer (Principal Financial Officer) of the Corporation effective as of the open of business August 24, 2006. Mr. Moses will continue to serve as the Corporation’s Senior Vice President – Chief Actuary.

Mr. Moses has been the Corporation’s Senior Vice President – Chief Actuary since the completion of the initial public offering of the Corporation in May 2004. Prior thereto, he was Senior Vice President- Actuarial/Capital Management of GE Financial Assurance Holdings, Inc. (“GEFAHI”) since January 2000. From 1983 to 1993 Mr. Moses served in various capacities with GNA Corporation (“GNA”), ultimately serving as both Chief Actuary and Chief Financial Officer. In 1993, GNA was acquired by a subsidiary of General Electric Company, and from then until December 1999, Mr. Moses was Senior Vice President – International Business Development at GEFAHI and its predecessor companies. Mr. Moses received a B.S. in Math from Seattle Pacific University. Mr. Moses is a Fellow in the Society of Actuaries and a Member of the American Academy of Actuaries. He serves on the Board of Trustees of Seattle Pacific University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

DATE: August 23, 2006	By:	/s/ Michael S. Laming
Michael S. Laming
Senior Vice President –
Human Resources

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